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                                                                    Exhibit 23.5

                                    CONSENT
                                      OF
               NISHBALL, CARP, NIEDERMEIER, PACOWTA & CO., P.C.

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus Proxy Statement of Canaan Energy Corporation for registration of 3,830,000 shares of its common stock and to the use therein of our report dated January 26, 2000, with respect to the financial statements of Canaan Securities, Inc. included therein.


               NISHBALL, CARP, NIEDERMEIER, PACOWTA & CO., P.C.

Bridgeport, Connecticut

July 26, 2000